UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 30, 2014

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street P.O. Box 1000 Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2014, Dr. Rita M. Rodriguez notified Affiliated Managers Group, Inc. (the “Company”) of her decision to retire from the Board of Directors of the Company, effective December 31, 2014.  Dr. Rodriguez, who has served on the Board of Directors for 15 years, also serves as chair of the Audit Committee and as a member of the Nominating and Governance Committee.  Following the retirement of Dr. Rodriguez, Dwight D. Churchill, who has been a member of the Company’s Board of Directors and Audit Committee since February 2010, will serve as chair of the Audit Committee.

A copy of the press release announcing Dr. Rodriguez’s retirement is furnished as Exhibit 99.1 hereto.

ITEM 9.01                                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1*	Press Release issued by the Company on November 3, 2014 announcing the retirement of Rita M. Rodriguez as a member of the Board of Directors.

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: November 3, 2014	By:	/s/ David M. Billings
		Name:	David M. Billings
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by the Company on November 3, 2014 announcing the retirement of Rita M. Rodriguez as a member of the Board of Directors.

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.